Form C

Cover Page

Name of issuer:

ChoiceTrade Holdings, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: PR

Date of organization: 10/23/2014

Physical address of issuer:

151 San Francisco Street
San Juan PR 00901

Website of issuer:

http://www.choicetrade.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- [x] Common Stock
- [ ] Preferred Stock
- [ ] Debt
- [ ] Other

If Other, describe the security offered:

Target number of securities to be offered:

30,000

Price:

$2.00000

Method for determining price:

Dividing pre-money valuation ($35,656,262.00) by number of shares outstanding on fully diluted basis.

Target offering amount:

$51,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$759,998.00

Deadline to reach the target offering amount:

3/23/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

8

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$728,254.00	$590,811.00
Cash & Cash Equivalents:	$256,947.00	$37,469.00
Accounts Receivable:	$9,808.00	$25,545.00
Short-term Debt:	$103,478.00	$138,569.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$940,728.00	$920,129.00
Cost of Goods Sold:	$324,400.00	$507,582.00
Taxes Paid:	$7,554.00	$5,057.00
Net Income:	($24,873.00)	($143,660.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

ChoiceTrade Holdings, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Ronald Buckner	CFO	ChoiceTrade	2014
Neville Golvala	CEO	ChoiceTrade	2014
Michael M Guadagno	Investor	Independent Investor	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Ronald Buckner	CFO	2014
Ronald Buckner	Secretary	2014
Ronald Buckner	Treasurer	2014
Neville Golvala	CEO	2014
Neville Golvala	President	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Neville Golvala	6901687.0 4,000 Series A Preferred Stock, 6,897,687 Common Stock	81.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

We operate in a highly competitive industry where many of our competitors have greater financial, technical, marketing and other resources.

The financial services industry is highly competitive, with multiple industry participants competing for the same customers. Many of our competitors have greater resources than we have and offer a wider range of services. The impact of competitors with superior name recognition, greater market acceptance, larger customer bases or stronger capital positions could adversely affect our revenue growth and customer retention. Our competitors may also be able to respond more quickly to new or changing opportunities and demands and withstand changing market conditions better than we can. Competitors may conduct extensive promotional activities, offering better terms, lower prices and/or different products and services or combinations of products and services that could attract current ChoiceTrade customers and potentially result in price wars within the industry. We may not be able to match the marketing efforts or prices of our competitors. Some of our competitors may also benefit from established relationships among themselves or with third parties enhancing their products and services.

In addition, we compete in a technology-intensive industry characterized by rapid innovation. We may be unable to effectively use new technologies, adopt our services to emerging industry standards or develop, introduce and market enhanced or new products and services. If we are not able to update or adapt our products and services to take advantage of the latest technologies and standards or are otherwise unable to tailor the delivery of our services to the latest personal and mobile computing devices preferred by our customers, our business and financial performance could suffer.

Damage to our reputation could adversely impact our business.

Maintaining our reputation is critical to our ability to attract and retain clients, and our failure, or perceived failure, to appropriately operate our business or deal with matters that give rise to reputation risk may materially and adversely harm our business, prospects and results of operations. These matters include, but are not limited to, dealing with legal and regulatory requirements, money-laundering, privacy, record keeping, sales practices and the proper identification of the legal, reputational, credit, liquidity and other risks. A failure to deliver appropriate standards of service and quality, or a failure or perceived failure to treat clients fairly, can result in customer dissatisfaction, litigation and heightened regulatory scrutiny, all of which can lead to lost revenue, higher operating costs and harm to our reputation. Further, negative publicity regarding us, whether or not true, may also harm our business.

Changing conditions in financial markets and the economy could adversely affect our financial condition and results of operations.

Our financial results have been adversely affected by turmoil in the financial markets, such as during the economic downturn that particularly characterized the period from late 2008 through 2010, downturns in the economy in general and recent dislocations in the financial markets. As a brokerage firm, changes in the financial markets or economic conditions in the United States and elsewhere in the world could materially adversely affect our business in many ways, including that a market downturn could lead to a decline in the volume of transactions executed for customers and, therefore, to a decline in the revenues we receive from commissions.

We rely heavily on technology, which can be subject to interruption and instability due to operational and technological failures.

We rely on technology, particularly the internet and mobile services to conduct much of our business activity. Our systems and operations, including our primary and disaster recovery data center operations, are vulnerable to disruptions from human error, natural disasters, power outages, computer and telecommunications failures, software bugs, computer viruses or other malicious software, distributed denial of service attacks, spam attacks, security breaches and other similar events. Extraordinary trading volumes or site usage could cause our computer systems to operate at an unacceptably slow speed or even fail. Disruptions to or instability of our technology or external technology that allows our customers to use our products and services could harm our business and our reputation. Should our technology operations be disrupted, we may have to make significant investments to upgrade, repair or replace our technology infrastructure and may not be able to make such investments on a timely basis. While we have made significant investments to ensure the reliability and scalability of our operations, we cannot assure you that we will be able to maintain, expand and upgrade our systems and infrastructure to meet future requirements and mitigate future risks on a timely basis or that we will be able to retain skilled information technology employees. Disruptions in service and slower system response times could result in substantial losses, decreased client service and satisfaction and harm to our reputation. In addition, technology systems, including our own proprietary systems and the systems of third parties on whom we rely to conduct portions of our operations, are potentially vulnerable to security breaches and unauthorized usage. An actual or perceived breach of the security of our technology could harm our business and our reputation. The occurrence of any of these events may have a material adverse effect on our business or results of operations.

Unauthorized disclosure of confidential customer information, whether through a breach of our computer systems or those of our customers or third parties, may subject us to significant liability and reputational harm.

As part of our business, we are required to collect, use and store customer, employee and third-party personally identifiable information ("PII"). This may include, among other information, names, addresses, phone numbers, email addresses, contact preferences, tax identification numbers and account information. We maintain systems including cyber security procedures designed to securely process, transmit and store confidential information (including PII) and protect against unauthorized access to such information. We also require our third-party vendors to have adequate security if they have access to PII. However, these risks have grown in recent years due to increased sophistication and activities of organized crime, hackers, terrorists and other external parties. Despite these security measures, our systems, and those of our customers and third-party vendors, we have had, and may be vulnerable in the future, to security breaches, phishing attacks, cyberattacks, acts of vandalism, information security breaches and computer viruses which could result in unauthorized access, misuse, loss or destruction of data, financial loss to us and/or our customers, an interruption in service or other similar events. Any security breach involving the misappropriation, loss or other unauthorized disclosure of PII, whether by us or by our customers or third-party vendors, could severely damage our reputation, expose us to the risk of litigation and liability, disrupt our operations and have a materially adverse effect on our business. Future legislation and regulatory action regarding cyber security or PII could result in increased costs and compliance efforts.

Because our business model relies heavily on our customers' use of their own personal computers, mobile devices and the internet, our business and reputation could be harmed by security breaches of our customers and third parties. Computer viruses and other attacks on our customers' personal computer systems, home networks and mobile devices or against the third-party networks and systems of internet and mobile service providers could create losses for our customers even without any breach in the security of our systems and could thereby harm our business and our reputation.

Systems failures could significantly disrupt our business and subject us to losses, litigation and regulatory actions.

Our business depends on our and our clearing broker's ability to process, daily, many transactions across numerous and diverse markets, and the transactions we process have become increasingly complex. We rely heavily on our communications and financial, accounting and other data processing systems, including systems maintained by us and systems provided by our clearing broker and service providers. We face operational risk arising from mistakes made in the confirmation or settlement of transactions or from transactions not being properly recorded, evaluated or accounted.

If any of these systems do not operate properly or are disabled, we could suffer financial loss, a disruption of our business, liability to clients, regulatory intervention and fines or reputation damage. Any failure or interruption of our systems, the systems of our clearing broker, or third-party trading systems could cause delays or other problems in our securities trading activities, which could have a material adverse effect on our operating results. Also, our clearing broker provides our principal disaster recovery system. We also are implementing new technology platforms, and failures in connection with such implementation may cause disruption to our operations, which could result in liability and reputation damage. We cannot assure you that we or our clearing broker will not suffer any systems failures or interruption, including ones caused by earthquake, fire, other natural disasters, power or telecommunications failure, act of God, act of war, cyberattacks, unauthorized access, viruses, human error, terrorism, or otherwise, or that our or our clearing broker's back-up procedures and capabilities in the event of any such failure or interruption will be adequate.

If we need additional capital to fund our operations, we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations.

If adequate additional financing is not available on reasonable terms, we may not be able to expand our operations, and we may be forced to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs, and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors including (i) our profitability; (ii) the release of competitive products by our competition; and (iii) the level of our investment in sales and marketing.

We cannot assure you that we will be able to obtain capital in the future to meet our needs.

If we cannot obtain additional funding, we may be required to: (i) limit our expansion; (ii) limit our marketing efforts; and/or (iii) decrease or eliminate capital expenditures. Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are favorable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

Misconduct by our employees is difficult to detect and deter and could harm our business, future results of operations or financial condition.

Misconduct by our employees could result in violations of law by us, regulatory sanctions and/or serious reputational or financial harm. Misconduct could include:

engaging in fraudulent or otherwise improper activity;
binding us to transactions that exceed authorized limits;
hiding unauthorized or unsuccessful activities, resulting in unknown and unmanaged risks or losses;
improperly using or disclosing confidential information; or
otherwise not complying with laws or our control procedures.
We cannot always deter misconduct by our employees, and the precautions we take to prevent and detect this activity may not be effective in all cases. Misconduct by our employees may have a material adverse effect on our business and results of operations.

Our business depends substantially on the experience, skill and continuing efforts of our board of directors, executive officers, and key employees and our business may be severely disrupted if we lose their services.

Our future success depends substantially on the continued services of our executive officers, especially our Chief Executive Officer, Neville Golvala. We do not maintain key man life insurance on any of our executive officers and directors. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new officers.

Since our officers and directors have substantial influence over our company, the rights of holders of the securities being offered may be materially limited, diluted, or qualified by the rights of other classes of securities and their interests may not be aligned with the interests of our shareholders.

Our officers and directors have significant control over shareholder matters, and the minority shareholders will have little or no control over our affairs. Our officers and directors will own approximately 86% of our outstanding voting securities. The common shares offered for sale are exactly the same as the shares of common stock that are currently outstanding. However, preferred shareholders have superior voting rights. Additionally, our Series A Preferred Stock entitles their holders to 10,000 votes per share, and our CEO owns 100% of our outstanding shares of Series A Preferred Stock, or 4,000 shares of our Series A Preferred Stock, which combined with his common stock ownership, gives our CEO approximately 80% of all votes. Accordingly, our officers and directors will have control over shareholder matters, such as election of directors, amendments to our Certificate of Incorporation, and approval of significant corporate transactions. As a result, the Company's minority shareholders will have little or no control over our affairs.

Our future growth depends on our ability to develop and retain customers.

Our future growth depends to a large extent on our ability to effectively anticipate and adapt to customer requirements and offer services that meet customer demands. If we are unable to attract customers and/or retain customers, our business, results of operations and financial condition may be materially adversely affected.

We may not be able to manage future growth effectively.

If our business plan is successful, we may experience significant growth in a short period of time. Should we grow rapidly, our financial, management and operating resources may not expand sufficiently to adequately manage our growth. If we are unable to manage our growth, our costs may increase disproportionately, our future revenues may stop growing or decline and we may face dissatisfied customers. Our failure to manage our growth may adversely impact our business and the value of your investment.

There is a risk that our forecasts are not correct.

Any forecasts we make about our operations may prove to be inaccurate. We must, among other things, determine appropriate risks, rewards, and level of investment in our product lines, respond to economic and market variables outside of our control, respond to competitive developments and continue to attract, retain, and motivate qualified employees. There can be no assurance that we will be successful in meeting these challenges and addressing such risks and the failure to do so could have a materially adverse effect on our business, results of operations, and financial condition. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in the early stage of development. As a result of these risks, challenges, and uncertainties, the value of your investment could be significantly reduced or completely lost.

Our quarterly operating results may fluctuate substantially due to the nature of our business and therefore we may fail to meet profitability expectations.

Our operating results may fluctuate from quarter to quarter and from year to year due to a combination of factors, including: changes in the capital markets environment which may affect the level of transactions effected on our platform. Accordingly, our results of operations may fluctuate significantly due to an increased or decreased number of transactions in any particular quarter or year.

Risks Relating to our Future Products

Our future automated trading advisor and cryptocurrency products and services subject us to additional risks.

We plan to offer automated trading advisor products through our robo-advisor and we plan to expand our trading platform because we plan to offer customers the ability to trade cryptocurrency. The risks associated with these investment advisory activities include those arising from possible conflicts of interest, unsuitable investment recommendations, inadequate due diligence, inadequate disclosure and fraud. Realization of these risks could lead to liability for client losses, regulatory fines, civil penalties and harm to our reputation and business.

The cryptocurrency exchanges on which cryptocurrency trade are relatively new and, in most cases, largely unregulated and may therefore be more exposed to fraud and failure than established, regulated exchanges for other products. To the extent that the cryptocurrency exchanges representing a substantial portion of the volume in cryptocurrency trading are involved in fraud or experience security failures or other operational issues, such cryptocurrency exchanges' failures may result in a reduction in the price of cryptocurrency and can adversely affect an investment in us.

The cryptocurrency exchanges on which cryptocurrency trade are new and, in most cases, largely unregulated. Regulators like the SEC have brought and are considering taking action against many of the cryptocurrency exchanges. Furthermore, many cryptocurrency exchanges do not provide the public with significant information regarding their ownership structure, management teams, corporate practices, or regulatory compliance. As a result, the marketplace may lose confidence in, or may experience problems relating to, cryptocurrency exchanges, including prominent exchanges handling a significant portion of the volume of cryptocurrency trading. These potential consequences of a cryptocurrency exchange's failure could reduce the demand and use of cryptocurrency, reduce the value of cryptocurrency, and/or adversely affect an investment in us.

Over the past four years, many cryptocurrency exchanges have been closed due to fraud, failure, or security breaches. In many of these instances, the customers of such cryptocurrency exchanges were not compensated or made whole for the partial or complete losses of their account balances in such cryptocurrency exchanges. While smaller cryptocurrency exchanges are less likely to have the infrastructure and capitalization that make larger cryptocurrency exchanges more stable, larger cryptocurrency exchanges are more likely to be appealing targets for hackers and "malware" (i.e., software used or programmed by attackers to disrupt computer operation, gather sensitive information, or gain access to private computer systems).

A lack of stability in the cryptocurrency exchange market and the closure or temporary shutdown of cryptocurrency exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in cryptocurrency networks and result in greater volatility in cryptocurrency value. These potential consequences of a cryptocurrency exchange's failure could reflect poorly on us even if we are not involved in that failure, and adversely affect an investment in our company.

Risk Factors Relating to Our Industry and Regulatory Environment

Credit risk exposes us to losses caused by third parties' financial or other problems.

We are exposed to the risk that third parties that owe us money, securities or other assets will not perform their obligations. These parties include customers, clearing agents, other broker-dealers, exchanges and clearing houses. These parties may default on their obligations owed to us due to bankruptcy, lack of liquidity, operational failure or other reasons. Significant failures by third parties to perform their obligations owed to us could adversely affect our revenues, results of operations and potentially our ability to borrow in the credit markets.

We are subject to various risks associated with the securities industry, any of which could have a materially adverse effect on our business, cash flows and results of operations.

We are subject to uncertainties that are common in the securities industry. These uncertainties include:

• the volatility of domestic and international financial, bond and stock markets;
• extensive governmental regulation;
• litigation;
• intense competition;
• substantial fluctuations in the volume and price level of securities; and
• dependence on the solvency of various third parties.

As a result, our revenues and earnings may vary significantly from quarter to quarter and from year to year. In periods of low brokerage volume, profitability is impaired because certain expenses remain relatively fixed. We are smaller and have less capital than many of our competitors in the securities industry. In the event of a market downturn, our business could be adversely affected in many ways. Our revenues are likely to decline in such circumstances and, if we are unable to reduce expenses at the same pace, our profit margins would erode.

We are subject to extensive regulation, and the failure to comply with these regulations could subject us to penalties or sanctions.

The securities industry and our business are subject to extensive regulation by the SEC, state securities regulators and other governmental regulatory authorities. We are also regulated by industry self-regulatory organizations, including FINRA. The regulatory environment is also subject to change, and we may be adversely affected as a result of new or revised legislation or regulations imposed by the SEC, other federal or state governmental regulatory authorities, or self-regulatory organizations. We also may be adversely affected by changes in the interpretation or enforcement of existing laws and rules by these governmental authorities and self-regulatory organizations.

Compliance with many of these regulations involves a number of risks, particularly in areas where applicable regulations may be subject to varying interpretation. The requirements imposed by these regulators are designed to ensure the integrity of the financial markets and to protect customers and other third parties who deal with us. Consequently, these regulations often serve to limit our activities, including through net capital, customer protection and market conduct requirements. Much of the regulation of broker-dealers has been delegated to self-regulatory organizations, principally FINRA. FINRA adopts rules, subject to SEC approval, that govern broker-dealers and conducts periodic examinations of firms' operations.

If we are found to have violated any applicable regulation, formal administrative or judicial proceedings may be initiated against us that may result in:

• censure;
• fine;
• civil penalties, including treble damages in the case of insider trading violations;
• the issuance of cease-and-desist orders;
• the termination or suspension of our business activities;
• the suspension or disqualification of our officers or employees; or
• other adverse consequences.

Extensive or frequent changes in regulations could adversely affect our business and results of operations.

The securities industry is subject to extensive and frequently changing requirements under federal and state securities and other applicable laws and self-regulatory organization rules. The SEC, FINRA, various securities exchanges and other U.S. governmental or regulatory authorities continuously review legislation and regulatory initiatives and may adopt new or revised laws and regulations. Such laws and regulations may be complex, and we may not have the benefit of regulatory or federal interpretations to guide us in compliance. Changes in laws and regulation or new interpretations of existing laws and regulations also could have an adverse effect on our methods and costs of doing business.

Errors and omissions claims may negatively affect our future business and our results of operations in the future.

We are subject to claims and litigation in the ordinary course of business resulting from alleged and actual errors and omissions in effecting securities transactions or providing investment advice. These activities could involve substantial amounts of money. Since errors and omissions claims against us may allege liability for all or part of the amounts in question, claimants may seek large damage awards. These claims can involve significant defense costs. Errors and omissions could include, for example, failure, whether negligently or intentionally, the lack of suitability of investments for any particular client, or a failure to supervise employees. It is not always possible to prevent or detect errors and omissions, and the precautions we take may not be effective in all cases.

Legal liability may harm our business.

Many aspects of our business subject us to substantial risks of liability to customers and to regulatory enforcement proceedings by state and federal regulators. We face significant legal risks in our businesses and, in recent years, the volume of claims and amount of damages sought in litigation and regulatory proceedings against financial institutions have been increasing. In the normal course of our future business, we expect to be the subject of civil actions, regulatory proceedings and arbitrations arising out of customer complaints relating to our activities as a broker-dealer, as an employer or as a result of other business activities. Dissatisfied clients often make claims against securities firms and their brokers for, among other things, negligence, fraud, unauthorized trading, suitability, churning, failure to conduct adequate due diligence on products offered, failure to address issues arising from product due diligence, failure to supervise, breach of fiduciary duty, employee errors, intentional misconduct, unauthorized transactions, improper recruiting activity, and failures in the processing of securities transactions. These types of claims expose us to the risk of significant loss. Also, as a placement agent of securities, we are exposed to substantial liability under federal and state securities laws, other federal and state laws, and court decisions, including decisions about liability and limitations on indemnification of placement agents by issuers.

Therefore, our activities may subject us to the risk of significant legal liabilities to our clients and aggrieved third parties. As a result, we may incur significant legal and other expenses in defending against litigation and may be required to pay substantial damages for settlements and adverse judgments.

While we do not expect the outcome of any pending claims against us to have a material adverse impact on our business, financial condition, or results of operations, we cannot assure you that these types of proceedings, which may generate losses that significantly exceed our reserves, will not materially and adversely affect us. Also, legal or regulatory actions could cause significant reputational harm, which could in turn seriously harm our business prospects.

Failure to comply with capital requirements could subject us to suspension, revocation or fines by the SEC, FINRA or other regulators.

We are subject to the SEC's Uniform Net Capital Rule 15c3-1 which requires the maintenance of minimum net capital. The Net Capital Rule is designed to measure the general financial integrity and liquidity of a broker-dealer. In computing net capital, various adjustments are made to net worth which exclude assets not readily convertible into cash. The regulations also require that certain assets, such as a broker-dealer's position in securities, be valued in a conservative manner to avoid inflation of the broker-dealer's net capital. The Net Capital Rule requires a broker-dealer to maintain a minimum level of net capital. The particular levels vary depending upon the nature of the activity undertaken by a firm. Compliance with the Net Capital Rule limits those operations of broker-dealers which require the intensive use of their capital. The rule also limits the ability of securities firms to pay dividends or make payments on certain indebtedness such as subordinated debt as it matures. A significant operating loss or any charge against net capital could adversely affect the ability of a broker-dealer to expand or, depending on the magnitude of the loss or charge, maintain its then present level of business. FINRA may enter the offices of a broker-dealer at any time, without notice, and calculate the firm's net capital. If the calculation reveals a net capital deficiency, FINRA may immediately restrict or suspend some or all of the broker- dealer's activities. We may not be able to maintain adequate net capital, or our net capital may fall below requirements established by the SEC and subject us to disciplinary action in the form of fines, censure, suspension, expulsion or the termination of business altogether.

It may be illegal now, or in the future, to acquire, own, hold, sell or use cryptocurrency in one or more countries, and ownership of, holding or trading in or company's securities may also be considered illegal and subject to sanction.

Although currently cryptocurrency is not regulated or lightly regulated in most countries, including the United States, one or more countries may take regulatory actions in the future that severely restricts the right to acquire, own, hold, sell or use cryptocurrency or to exchange cryptocurrency for fiat currency. Such restrictions may adversely affect an investment in our company and hamper our ability to become a cryptocurrency trading platform.

Risk Factors Relating to Owning Our Securities

The common stock offered in this offering will not be freely tradable until one year from the initial purchase date. Although the common stock may be tradable under federal securities law, state securities regulations may apply, and each investor should consult with his or her attorney.

You should be aware of the long-term nature of this investment. There is not now and likely will not be a public market for the common stock. Because the common stock has not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the common stock has transfer restrictions and cannot be resold in the United States except pursuant to Rule 501 of Regulation CF. It is not currently contemplated that registration under the Securities Act or other securities laws will be affected. Limitations on the transfer of the common stock may also adversely affect the price that you might be able to obtain for the common stock in a private sale. Purchasers should be aware of the long-term nature of their investment in the Company. Each Purchaser in this Offering will be required to represent that it is purchasing the Securities for its own account, for investment purposes and not with a view to resale or distribution thereof.

Neither the Offering nor the Securities have been registered under federal or state securities laws, leading to an absence of certain regulation applicable to the Company.

No governmental agency has reviewed or passed upon this Offering, the Company or any Securities of the Company. The Company also has relied on exemptions from securities registration requirements under applicable state securities laws. Investors in the Company, therefore, will not receive any of the benefits that such registration would otherwise provide. Prospective investors must therefore assess the adequacy of disclosure and the fairness of the terms of this Offering on their own or in conjunction with their personal advisors.

No Guarantee of Return on Investment

There is no assurance that a Purchaser will realize a return on its investment or that it will not lose its entire investment. For this reason, each Purchaser should read the Form C and all Exhibits carefully and should consult with its own attorney and business advisor prior to making any investment decision.

Purchasers are granting a proxy to vote their Securities to the Company's board of directors and, thus, will not have the right to vote on any matters coming before the stockholders of the Company for a vote. By granting this proxy you are giving up your right to vote on important matters, including significant corporate actions like mergers, amendments to our certificate of incorporation, a liquidation of our company and the election of our directors.

At the closing of this offering of our common stock, you will sign a proxy that gives our board of directors the right to vote the common stock that you are acquiring in this offering on all matters coming before the holders of the common stock for a vote. The board of directors does not have any fiduciary duty to you to vote your shares of common stock in a manner that is in your best interests. Accordingly, the board of directors may vote its proxy in a manner that may not be in the best interests of the holders of the common stock. For example, the board of directors may vote the proxy in favor of an amendment to our certificate of incorporation that adversely affects the rights of the holders of the common stock in order to allow for a new investment to occur where the new investor requires senior rights. By granting a proxy to the board of directors, you will not have the right to vote your shares on any matters. As a result, you will have no say in any major corporate actions such as amendments to our certificate of incorporation, the creation of securities that are senior to our common stock, mergers, the sale of all or substantially all of our assets, the election of board members, the liquidation or dissolution of our company and all other major corporate events.

The Company has the right to extend the Offering deadline.

The Company may extend the Offering deadline beyond what is currently stated herein. This means that your investment may continue to be held in escrow while the Company attempts to raise the Minimum Amount even after the Offering deadline stated herein is reached. Your investment will not be accruing interest during this time and will simply be held until such time as the new Offering deadline is reached without the Company receiving the Minimum Amount, at which time it will be returned to you without interest or deduction, or the Company receives the Minimum Amount, at which time it will be released to the Company to be used as set forth herein. Upon or shortly after release of such funds to the Company, the Securities will be issued and distributed to you.

There is no present market for the Securities and we have arbitrarily set the price.

We have arbitrarily set the price of the Securities with reference to the general status of the securities market and other relevant factors. The Offering price for the Securities should not be considered an indication of the actual value of the Securities and is not based on our net worth or prior earnings. We cannot assure you that the Securities could be resold by you at the Offering price or at any other price.

Your ownership of the shares of common stock will be subject to dilution.

Owners of common stock do not have preemptive rights. If the Company conducts subsequent offerings of securities or issues shares pursuant to a compensation or distribution reinvestment plan or otherwise issues additional shares, investors who purchase shares in this Offering who do not participate in those other stock issuances will experience dilution in their percentage ownership of the Company's outstanding shares. Furthermore, shareholders may experience a dilution in the value of their shares depending on the terms and pricing of any future share issuances (including the shares being sold in this Offering) and the value of the Company's assets at the time of issuance.

The Securities will be equity interests in the Company and will not constitute indebtedness.

The Securities will rank junior to all existing and future indebtedness and other non-equity claims on the Company with respect to assets available to satisfy claims on the Company, including in a liquidation of the Company. Additionally, unlike indebtedness, for which principal and interest would customarily be payable on specified due dates, there will be no specified payments of dividends with respect to the Securities and dividends are payable only if, when and as authorized and declared by the Company and depend on, among other matters, the Company's historical and projected results of operations, liquidity, cash flows, capital levels, financial condition, debt service requirements and other cash needs, financing covenants, applicable state law, federal and state regulatory prohibitions and other restrictions and any other factors the Company's board of directors deems relevant at the time. In addition, the terms of the Securities will not limit the amount of debt or other obligations the Company may incur in the future. Accordingly, the Company may incur substantial amounts of additional debt and other obligations that will rank senior to the Securities.

There can be no assurance that we will ever provide liquidity to Purchasers through either a sale of the Company or a registration of the Securities.

There can be no assurance that any form of merger, combination, or sale of the Company will take place, or that any merger, combination, or sale would provide liquidity for Purchasers. Furthermore, we may be unable to register the Securities for resale by Purchasers for legal, commercial, regulatory, market-related or other reasons. In the event that we are unable to effect a registration, Purchasers could be unable to sell their Securities unless an exemption from registration is available.

Our preferred stock and that of our broker-dealer subsidiary is owned entirely by our CEO, Neville Golvala. The Terms of the preferred stock of our company and of our subsidiary are undefined and may be set by the board of each company, which Mr. Golvala controls. Accordingly, Mr. Golvala could establish terms for the preferred stock of our company and of our subsidiary that are disadvantageous to you as a holder of our common stock.

The Company's charter does not spell out the specific terms of the outstanding preferred stock. Instead, it gives the board of directors discretion to do so. Mr. Golvala is the sole owner of the preferred stock and he also controls the board of directors. Accordingly, Mr. Golvala has the ability to unilaterally determine the material terms of the outstanding preferred stock that he owns, including dividend rates, liquidation preferences and other material terms. Accordingly, as an owner of common stock, you may be disadvantaged if dividends are paid on the preferred stock of the Company, but pro rata dividends are not paid on the common stock of the Company. Mr. Golvala has agreed, however, not to convert
his preferred stock in the Company into common stock.

In addition, the Company owns all of the common stock of its broker-dealer subsidiary, LetsGoTrade, but does not own any of the outstanding preferred stock of that subsidiary, which is owned by the Company's CEO, Neville Golvala. The terms of the preferred stock leave the determination of dividends on the preferred stock and other matters relating to the preferred stock up to the board of directors of the subsidiary, which Mr. Golvala controls. Accordingly, Mr. Golvala could cause the broker-dealer subsidiary to pay dividends on the preferred stock without pro rata dividends being paid on the common stock, which may disadvantage the Company as the holder of the common stock of the broker-dealer. Mr. Golvala has agreed, however, not to convert his preferred stock in the broker-dealer into common stock.

In addition to the risks listed above, businesses are often subject to risks not foreseen or fully appreciated by the management. It is not possible to foresee all risks that may affect us. Moreover, the Company cannot predict whether the Company will successfully effectuate the Company's current business plan. Each prospective Purchaser is encouraged to carefully analyze the risks and merits of an investment in the Securities and should take into consideration when making such analysis, among other, the Risk Factors discussed above.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$51,000**

Use of Proceeds: 32% Marketing and business development, 32% Technology development, 31% Working capital, 5% Wefunder fee.

If we raise: **$759,998**

Use of Proceeds: 32% Marketing and business development, 32% Technology development, 31% Working capital, 5% Wefunder fee.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Priced Round: $35,656,262 pre-money valuation

See exact security attached as Appendix B, Investor Contracts.

ChoiceTrade Holdings, Inc. is offering a total of 402,940 shares (152,940 sold at a price per share of $1.70, $250,000 sold at a price per share of $2.00).

The minimum offering in this round is $51,000. The maximum is $759,998.

These shares are common stock and do not have voting rights, rather rights are proxied to the Board of ChoiceTrade Holdings, Inc.

For investors up to the first $259,998 the Company is offering up to 152,940 of Common Stock with a lower pre-money valuation of $30,307,822.70 and a price per share of $1.70

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Preferred Stock	100000	4000	Yes
Common Stock	40000000	17824131	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	918,350
Options:	0

Describe any other rights:

Each preferred share has 10,000 votes. Each common share has one vote. Preferred shares are held only by our CEO. The founder does not intend to convert them to common stock.

Purchasers in this round are granting a proxy to vote their Securities to the Company's board of directors and, thus, will not have the right to vote on any matters coming before the stockholders of the Company for a vote.

All holders of stock have equal liquidation preferences.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering or sale).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

In the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;

- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
6/2017	Section 4(a)(2)	Common stock	$112,500	General operations
7/2018	Regulation Crowdfunding	Common stock	$302,045	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

On January 31, 2017 through August 31, 2018 the Company utilized a service company (Albracar, LLC) owned by an officer (Ron Buckner) of the Company and incurred $227,300 and $68,985 of consulting expenses for the year ended August 31, 2018 and 2017 respectively. As of August 31, 2018 the Company has fully repaid this expense.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

ChoiceTrade is a financial technology company and an SEC-registered online broker-dealer. The company is self-sustaining by virtue of its existing retail brokerage operations. Existing customer base is diverse, spanning the entire U.S. and over 100 countries worldwide.

ChoiceTrade will operate on the leading edge of Digital Finance, expanding into secondary market trading of shares and crypto securities tokens in private companies; developing the eco-system and leveraging existing and newly developed proprietary systems and applications. The Company is also expanding into digital media, becoming an info aggregator to augment this space. The soon to be launched Micro Investing App will cater to the global public and maximize exposure and brand recognition.

Milestones

ChoiceTrade was founded in the year 2000 and relocated to the Commonwealth of Puerto Rico in October 2014. The Company owns all of the common stock of its broker-dealer subsidiary, LetsGoTrade, but does not own any of the outstanding preferred stock of that subsidiary, which is owned by the Company's CEO, Neville Golvala. The two companies do not share any assets, liabilities, or revenues.

Since then, we have:

- Registered with the United States Securities and Exchange Commission since 2000. Unblemished regulatory history.
- Global footprint, with clients in over 100 countries and web site in 100 languages.
- Highly scalable business model at minor incremental cost. Gross profit margins between 75 and 80%.
- All intellectual property is proprietary. Custom built technology includes: State-of-the-art digital on-boarding system; trading platform; risk management system; mobile apps.
- Technology in development: matching engine for crypto security tokens and private equity securities trading; micro-investing mobile app.
- Earned Barron's coveted 4-star ranking six times.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended August 31, 2018, the Company had revenues of $940,728 compared to the year ended August 31, 2017, when the Company had revenues of $920,129. Our gross margin was 65.52% in fiscal year 2018, compared to 44.84% in 2017.
- *Assets.* As of August 31, 2018, the Company had total assets of $728,254, including $256,947 in cash. As of August 31, 2017, the Company had $590,811 in total assets, including $37,469 in cash.
- *Net Loss.* The Company has had net losses of $24,873 and net losses of $143,660 for the fiscal years ended August 31, 2018 and August 31, 2017, respectively.
- *Liabilities.* The Company's liabilities totaled $103,478 for the fiscal year ended August 31, 2018 and $138,569 for the fiscal year ended August 31, 2017.

Liquidity & Capital Resources

To-date, the company has been financed with $414,545 in equity.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 27 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

ChoiceTrade Holdings, Inc. cash in hand is $170,000, as of November 2018. Over the last three months, revenues have averaged $75,000/month, cost of goods sold has averaged $16,000/month, and operational expenses have averaged $83,000/month, for an average burn rate of $24,000 per month. Our intent is to be profitable in 6 months.

The Company has advanced and nearly completed the augmentation of its existing proprietary trading platform to provide for the functionality of secondary market private equity trading.

ChoiceTrade seeks to become the preeminent aggregator of information on Private Equity Investing for the global public through strategic investments in Digital Media. To that end, the Company acquired a 49.99% stake in BullsNBears Inc. (BullsNBears.com) a web property rich with educational content for startup investing, cryptocurrency, and other related topics for investors.

To achieve its goals of building the brand, growing its distribution through strategic alliances, creating of new online educational content, building out its research arm, and creating a publishing arm, the Company has recently retained a business development team.

As we bring on more business lines, affiliate relationships and subscription products, we expect revenue will trend higher without a proportionate increase in expenses.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
    A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
    B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
    C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.choicetrade.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Early Bird ChoiceTrade Subscription Agreement
- ChoiceTrade Subscription Agreement

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- Michael M Guadagno
- Neville Golvala
- Ronald Buckner

Appendix E: Supporting Documents


BARRON'S
Best
2008
Online
Brokers
BARRON'S
BEST
ONLINE
BROKERS

INVEST IN CHOICETRADE HOLDINGS

maximum target met

$0

raised of $0 maximum target from 0 investors

Implementing new technologies across the digital financial universe

ChoiceTrade is a financial technology company and an SEC-registered online broker-dealer. The company is self-sustaining by virtue of its existing retail brokerage operations. Existing customer base is diverse, spanning the entire U.S. and over 100 countries worldwide.

Neville Golvala
CEO
20+ years in Fintech. Managing Dir., Nat'l Discount Brokers. Grew from $100M to $1B during tenure.

Why you may want to invest

1. Registered with the United States Securities and Exchange Commission since 2000. Unblemished history.
2. Global footprint, with clients in over 100 countries and web site in 100 languages.
3. Highly scalable business model at minor incremental cost. Gross profit margins between 75 and 80%.
4. Earned Barron's coveted 4-star ranking six times.
5. All intellectual property is proprietary. Custom built technology includes: State-of-the-art digital on-boarding system; trading platform; risk management system; mobile apps.
6. Technology in development: matching engine for crypto security tokens and private equity securities trading; micro-investing mobile app.

Our Ambition

ChoiceTrade will operate on the leading edge of Digital Finance, expanding into secondary market trading of shares and crypto securities tokens in private companies; developing the eco-system and leveraging existing and newly developed proprietary systems and applications. The Company is also expanding into digital media, becoming an info aggregator to augment this space. The soon to be launched Micro Investing App will cater to the global public and maximize exposure and brand recognition.

choicetrade.com

$ 100 min

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What you are investing in

Priced Round

~~$35.7M~~ **$30.3M** pre-money valuation

First $260K investors will invest at $1.7 per share and a $30.3M pre-money valuation.

$1.70 per share
Common Stock
$25K+ pro rata right threshold

If you invest, you're betting ChoiceTrade Holdings will be worth more than $35.7M in the future.

Earning a return
Learn more about equity fundraises

Investor perks

$250+
As a perk to investors who invest in the Offering, the Company plans to provide the investor with a free subscription to one subscription-based product and our Robo Trader (and associated trades at zero commission) for one month.

$500+
As a perk to investors who invest in the Offering, the Company plans to provide the investor with a free subscription to one subscription-based product and our Robo Trader (and associated trades at zero commission) for two months.

$1,000+

As a perk to investors who invest in the Offering, the Company plans to provide the investor with a free subscription to one subscription-based product and our Robo Trader (and associated trades at zero commission) for four months.

$10,000+

As a perk to investors who invest in the Offering, the Company plans to provide the investor with a free subscription to one subscription-based product and our Robo Trader (and associated trades at zero commission) for one year.

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ChoiceTrade Brokerage Review: $10 Flat Rate Trade

Currently, ChoiceTrade is offering $10 flat-rate trades (NASDAQ And Exchange-Listed Stocks). They offer three types of platform; two web-based and one advanced access trading for those investors that need the extra advanced tools that practically

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YOU'RE RICHER THAN YOU LOOK. Some readers have discretely inquired about the cost to trade 5,000-10,000 shares of stock or to buy 50-100 options contracts at an online broker. That's a lot more action than the 500-share/10-contract benchmarks

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QuoteMedia to Provide Financial Market Data Applications to ChoiceTrade

PHOENIX--()--Feb. 14, 2005--QuoteMedia, Inc. (OTCBB: QMCI) announced today an agreement with ChoiceTrade to provide real-time streaming financial market data and integrated portfolio management systems for ChoiceTrade's investor clients, as well

February 14, 2005 @ businesswire.com

ChoiceTrade: Digital Finance for the 21st Century

ChoiceTrade is a highly versatile Fintech company implementing new technologies for the rapidly changing Digital Financial Universe. For the past 19 years, we have owned and operated an online Broker-Dealer registered with the U.S. Securities & Exchange Commission (the "SEC") and a member of FINRA since our inception in 2000. ChoiceTrade is proud to have received Barron's coveted 4 Star Ranking six different times and has an unblemished regulatory history. The Company has customers throughout the U.S. and in over 100 countries worldwide. We have built all of our proprietary systems including our trading platform, risk management software, onboarding processes, CRM, mobile apps and more, successfully adapting to the fast-paced changes affecting our industry.

The Team

ChoiceTrade's management has been with the company since inception:

Neville Golvala, CEO

Neville Golvala, is a distinguished executive with three decades of experience in the financial services industry. Before founding ChoiceTrade, he was a Managing Director at National Discount Brokers during a period when the company witnessed an increase in market cap from under $100 million to $1 billion. Neville has a solid reputation for achieving corporate growth objectives by providing strategic direction and smart, positive leadership. He is experienced in increasing organizational efficiency and improving sustainable revenue while reducing costs. A proven strategist, he has a strong track record in leading complex improvement initiatives and applying solid technical and analytical abilities. Neville holds the Series 4, 6, 7, 24, 27, 55, 63 and 65 securities licenses with FINRA.

Ronald Buckner, EVP and CFO/COO

Ron Buckner, is a seasoned professional. Ron is a co-founder of the Company and has overseen the building of its infrastructure from inception including finance, operations, customer service and compliance. Ron orchestrated the in-house development of the Company's trading and risk management systems, back office and CRM. Ron is a CPA and holds multiple FINRA licenses including Series 4, 7, 24, 27, 62, and 63. Ron's previous experience includes managing director of ICAP, a $500mm inter-dealer/broker and CEO/CFO of Delta Clearing Corp, an industry leading clearing house to prime banks and the inter-dealer broker community for repo and reverse repo transactions on US treasury securities.

The Company

The Company is self-sustaining by virtue of its existing retail brokerage operations, with customers transacting in U.S. stocks, options and ETF's. Its customer base is diverse, and, as mentioned, spans the entire U.S. and over 100 countries worldwide. Our business is highly scalable at marginal incremental cost and we enjoy high profit margins.

Crowdfunding & Cryptocurrency

The birth of cryptocurrency securities tokens and crowdfunding has created new opportunities for investors and issuers throughout the world. ChoiceTrade is uniquely positioned to enter both of these industries using its existing technology infrastructure. In 2018 ChoiceTrade has invested in a digital media property and retained a business development team to build the company's brand and its distribution through strategic alliances to create new online educational content, to build out its research arm and to create a publishing arm. We recently launched ChoiceTrade Apps for both Android and Apple mobile devices. As more fully discussed below, we have developed and are currently testing secondary market trading technology for private company shares, a market that is in its infancy, where we intend to be a first mover. We are developing other products as well, as more fully discussed below.

Secondary Market

ChoiceTrade is developing the eco-system for providing Secondary Market Private Equity Trading. There is a quantum shift in the industry where the global retail public, (non-accredited investors), are fueling capital raises through Crowd Funding (CF) and Reg A+ offerings. These small, but numerous investors, now seek a means of liquidity that the company will be able to provide prior to the event of an IPO or other public offering by the issuers. The Company expects the burgeoning demand in this sector will prove to be the fastest growth area in the digital financial world.

Private Equity Information Aggregator

ChoiceTrade seeks to become the preeminent aggregator of information on Private Equity Investing through strategic alliances and investments in Digital Media; online educational content; research; and other web-based publications. Features will specifically highlight issuers whose securities may be traded through the Company's secondary market trading platform.

Micro Investing App

Micro Investing App. ChoiceTrade's soon to be launched Micro Investing App focuses on individual international investors. The appetite for investing in U.S. Markets in this demographic is growing exponentially, particularly in India and China. ChoiceTrade's solution will appeal to the masses by providing a minimal cost, managed investment solution for account sizes as low as $10.00. This will maximize exposure and brand recognition and provide up-sell capability to other paid products.We are excited about these and several other new opportunities and our team is enthusiastically working to create and grow our revenue streams.

Founder

Neville Golvala

CEO

20+ years in Fintech. Managing Dir., Nat'l Discount Brokers. Grew from $100M to $1B during tenure.

Interview

− COLLAPSE ALL

WF: With so many crowdfunding offerings out there, what is the most attractive reason to invest in ChoiceTrade?

CH: There are several reasons, most important among them being that our business is infinitely scalable at a small incremental cost because we are a high-tech company whose business is extremely automated. We have high gross margins, which means we can be highly profitable as our revenue grows. Our management has a proven track record and the interests of crowdfunding shareholders are closely aligned with the interests of management.

WF: How did you decide on the current valuation?

CH: We are an established company with the growth potential of a tech startup. We have a proven track record of revenue and gross profit over 19 years as well as a clean regulatory history. This makes our company very desirable as we scale up the business. Most of the investment proceeds will be used for our business expansion. In October we retained the services of a Wall Street veteran with deep industry ties who agreed to take a large part of his compensation in equity rather than cash. We offer investors in this raise a low risk-high reward opportunity. The JOBS Act and other quantum shifts in the industry have given us the opportunity to be a first mover in the trading of crypto securities tokens and private company shares because we are among the few who already have the technology infrastructure for this emerging industry that would take others many years and millions of dollars to create.

WF: What are some of your important intangible assets?

CH: Our intellectual property is clearly a very valuable asset; all our systems are proprietary to ChoiceTrade. They consist of our digital client onboarding process, our trading platform, our auto trading software, a sophisticated risk management system, routing engine, customer relationship management software and mobile apps for Apple and Android. In development is a micro investing app which will help us acquire customers from fast-growing economies worldwide where millions of people are joining the middle class each month.

WF: How do you make money?

CH: Our core business covers U.S. stock, ETF and option trading. However, new technologies, shifts in the industry and an expanding global appetite for investment in U.S. markets provide immense growth opportunity for the Company. To meet this demand, ChoiceTrade will introduce secondary market trading in private company shares and crypto securities tokens, subscription services such as Robo Trader and other subscription-based products, and micro investing.

WF: What is your plan in the Private Equity Information Aggregator space?

CH: ChoiceTrade seeks to become the preeminent aggregator of information on private equity investing through strategic alliances and investments in digital media, online educational content, research, and web-based publications. Features will specifically highlight issuers whose securities may by traded on the Company's secondary market trading platform.

WF: What are your plans for offering Secondary Market Trading in Private Equity Securities and Crypto Securities Tokens?

CH: ChoiceTrade is developing the eco-system for providing Secondary Market Private Equity Trading. There is a quantum shift in the industry where the global public is fueling capital raises through Reg CF and Reg A+ offerings. These small, but numerous investors, now seek a means of liquidity that ChoiceTrade will be able to facilitate prior to the event of an IPO or other public offering by the issuers. The Company expects the burgeoning demand in this sector will prove to be the fastest growth area in the digital financial world. We have already created the software for this service and expect to launch it within 90 days.

We believe that our eco-system will be a first in this exciting new space. For this reason, many of the investors who have invested in startups listed on SEC regulated crowdfunding portals would all be candidates to become clients of ChoiceTrade.

WF: What is Robo Analyst?

CH: The Robo-Analyst is an algorithm-based software that analyzes any stock and explains the analysis in easy to understand terms. Its opinions generated are derived from years of live trading and back-testing different indicators in combination with the goal to produce accurate results over all stocks, and not just a few. Our goal was to create a tool that would benefit all levels of investors: as a teaching tool for new investors to a time-saving confirmation tool for professionals. The architects of Robo Analyst found in their back-testing that the most widely-used indicators and technical analysis teachings can produce remarkable results across all markets when correctly combined. The "proprietary secret sauce" in the Robo-Analyst's accuracy lies in how they "tweaked" these indicators to make them more "leading" than "lagging" the markets and the order in which they cross-referenced them. ChoiceTrade has an exclusive multi-year license for this unique product.

The creators of Robo Analyst spent years back-testing all indicators to find the ones that work best together based on our case studies view-able on the Robo Analyst website https://www.robo-analyst.com/case-studies

Robo-Analyst core indicators include but are not limited to:

Candlestick patterns

Volume

Gaps

Fibonacci fans

Moving averages

Pivot points

Open-to-close price relationship

Stochastics

Key reversals

Fore more information on how-to-use the Robo-Analyst, please see our website at https://www.robo-analyst.com/how-to-use.

WF: Do you have Subscription Services that you provide Automated Trading for?

CH: We have relationships with objective independent research firms who specialize in both technical and fundamental analysis.

Choice Trade's proprietary Robo Trader software positions it for exponential growth. Our automation enables investors to have recommendations by subscription services automatically sent to market on their behalf. Robo trading appeals to the vast majority of the investment public, including millennials and the middle class, who do not have the minimum required for their monies to be professionally managed.

There are three ways for ChoiceTrade to profit from the sales of subscription-based products:

- Monthly Robo Trader automation fees paid by clients.
- Commission splits with the crowdfunding portals who receive commissions from raising funds for startups.
- Monthly fees from selling subscription-based products.

WF: Tell us about your alliance with Kuvera Global

CH: Kuvera was the first company to use ChoiceTrade's automated trader. Its flagship Equity Pack is offered in conjunction with ChoiceTrade's automated trader.

Kuvera's mission is to offer affordable access to valuable financial education, current market research and cutting-edge technology that enables individuals to increase and cultivate their own financial resources, enjoy life and plan for the future. Kuvera promises to provide a completely transparent and unique experience specifically designed to enhance the investor's financial future and improve their overall well-being. Kuvera's goal is to invest in the education, research and technology essential to help the investor secure lasting and balanced success for today and the future.

WF: What Subscription-based products are you going to launch in the future?

CH: One of the subscription services that is due to be launched shortly in conjunction with our Automated Trader is the *"Bull & Bear Tracker"*.

Once launched, we expect to offer free subscriptions as an offering perk to investors in our crowdfunding offering investing $250 or more. The Bull & Bear Tracker is powered by a trend trading algorithm which monitors the S&P 500 index during market hours and issues signals to trade two S&P 500 ETFs. The price of one of the ETFs increases when the S&P 500 increases and the other ETF increases when the index declines. It is one of the few investment subscription products that enable the investor to profit from market declines. Bull & Bear Tracker's April 9th through October 4th signals which were published on equities.com during market hours produced a return notably higher than the S&P 500 index.

An alternative potential offering perk that is also due to be launched shortly after Bull & Bear Tracker is the *"Bull Bear Wealth Builder"*. This is a variation to the Bull & Bear Tracker. With the Bull Bear Wealth Builder, 99% of the subscriber's funds at the beginning of each month in their ChoiceTrade account are allocated to trade the signals of the Bull & BearTracker, while the remaining 1% is allocated for investments into startup companies that are listed on SEC regulated funding portals. As a result of this investment strategy, it is anticipated that subscribers will build a portfolio of a minimum of 12 new startups per year.

These are just two examples of the exciting products set for launch in the near future on www.choicetrade.com

WF: Is your core business a growth area as well?

CH: Yes. Online investing is not just about price. We have recently added an extensive library of the world's best objective research to our site. Education and research are the key to the future of online investing. Low cost is a major benefit to our clients, but we believe, more importantly, that the successful investor is an educated investor. We appreciate that not all investors care about doing their own research, nor do they have the time, so we have provided that solution by seeking out the best objective research we can find or create.

WF: How far along are you in the development of your Micro Investing App?

CH: ChoiceTrade's soon to be launched Micro Investing App focuses on individual international investors wanting to invest in U.S. markets. The appetite for investing in U.S. markets in this demographic is growing exponentially, particularly in India and China. ChoiceTrade's solution will appeal to the masses by providing a minimal cost, managed investment solution for account sizes as low as $10.00. This will maximize exposure and brand recognition and provide upsell capability to other paid products.

WF: What are the benefits of your Puerto Rico domicile?

CH: The Company has a long-term agreement with the government of Puerto Rico, which is binding on successive governments, for a low tax rate of 4% on its profit. This tax rate is about 90% lower than the tax it would pay on the U.S. mainland, and leaves substantially more funds available to grow its business or pay dividends to investors.

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RISKS

1 *We operate in a highly competitive industry where many of our competitors have greater financial, technical, marketing and other resources.*

The financial services industry is highly competitive, with multiple industry participants competing for the same customers. Many of our competitors have greater resources than we have and offer a wider range of services. The impact of competitors with superior name recognition, greater market acceptance, larger customer bases or stronger capital positions could adversely affect our revenue growth and customer retention. Our competitors may also be able to respond

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

ChoiceTrade Holdings is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min

INVEST

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